Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues increased 58 percent year-over-year to $173.7 million; GAAP earnings were $0.65 per diluted share; non-GAAP earnings were $0.76 per diluted share

Share-repurchase authorization increased by $50 million

SAN JOSE, Calif.--(BUSINESS WIRE)--April 29, 2021--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended March 31, 2021. Per-share measures for all periods reflect the effect of the August 2020 two-for-one stock split.

Net revenues for the first quarter of 2021 were $173.7 million, up 15 percent compared to the prior quarter and up 58 percent from the first quarter of 2020. Net income for the first quarter was $39.8 million or $0.65 per diluted share compared to $0.45 per diluted share in the prior quarter and $0.26 per diluted share in the first quarter of 2020. Cash flow from operations for the first quarter was $58.1 million.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation, amortization of acquisition-related intangible assets and the tax effects of these items. Non-GAAP net income for the first quarter of 2021 was $46.7 million or $0.76 per diluted share compared with $0.60 per diluted share in the prior quarter and $0.38 per diluted share in the first quarter of 2020. A reconciliation of GAAP to non-GAAP financial results appears at the end of this press release.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “First-quarter revenues grew 58 percent year-over-year reflecting the strong demand conditions across the industry as well as our continued success in advanced mobile-device chargers, appliances and many other power-supply applications. Distribution sell-through exceeded sell-in again in the first quarter and we have seen continued strength in bookings in recent weeks. As a result, we expect strong year-over-year growth again in the second quarter.”

Power Integrations paid a cash dividend of $0.13 per share on March 31, 2021. A dividend of $0.13 per share will be paid on June 30, 2021 to stockholders of record as of May 28, 2021. Also, the company’s board of directors has added $50 million to its share-repurchase authorization, bringing the total authorization to $91.3 million.

Financial Outlook

The company issued the following forecast for the second quarter of 2021:

  Revenues are expected to be flat compared to the first quarter of 2021, plus or minus five percent.
  GAAP gross margin is expected to be between 49.5 and 50 percent, and non-GAAP gross margin is expected to be between 50 and 50.5 percent. (The difference between the expected GAAP and non-GAAP gross margins is approximately equally attributable to amortization of acquisition-related intangible assets and stock-based compensation.)
  GAAP operating expenses are expected to be approximately $47.5 million; non-GAAP operating expenses are expected to be approximately $38.5 million. (Non-GAAP expenses are expected to exclude approximately $8.8 million of stock-based compensation and $0.2 million of amortization of acquisition-related intangible assets.)

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can register for the call by visiting the following link: http://www.directeventreg.com/registration/event/1859015. A webcast of the call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets, and the tax effects of these items. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. Non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The above statements regarding the company’s forecast for its second-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: the impact of the COVID-19 pandemic on demand for the company’s products, its ability to supply products and its ability to conduct other aspects of its business such as competing for new design wins; changes in global macroeconomic conditions, including changing tariffs and uncertainty regarding trade negotiations, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 5, 2021. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Power Integrations and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
NET REVENUES	$173,737	$150,693	$109,664

COST OF REVENUES	89,326	76,688	53,184

GROSS PROFIT	84,411	74,005	56,480

OPERATING EXPENSES:
Research and development	20,027	21,921	19,152
Sales and marketing	13,907	14,113	13,216
General and administrative	10,075	10,028	8,761
Amortization of acquisition-related intangible assets	216	216	257
Total operating expenses	44,225	46,278	41,386

INCOME FROM OPERATIONS	40,186	27,727	15,094

OTHER INCOME	597	630	1,777

INCOME BEFORE INCOME TAXES	40,783	28,357	16,871

PROVISION FOR INCOME TAXES	985	1,079	985

NET INCOME	$39,798	$27,278	$15,886

EARNINGS PER SHARE:
Basic	$0.66	$0.46	$0.27
Diluted	$0.65	$0.45	$0.26

SHARES USED IN PER-SHARE CALCULATION:
Basic	60,184	59,879	59,204
Diluted	61,451	61,176	60,268

SUPPLEMENTAL INFORMATION:	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Stock-based compensation expenses included in:
Cost of revenues	$631	$713	$396
Research and development	2,391	2,942	2,109
Sales and marketing	1,614	1,740	1,392
General and administrative	3,844	3,468	2,813
Total stock-based compensation expense	$8,480	$8,863	$6,710

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$754	$799	$799

	Three Months Ended
REVENUE MIX BY END MARKET	March 31, 2021	December 31, 2020	March 31, 2020
Communications	38%	34%	22%
Computer	8%	9%	4%
Consumer	29%	31%	41%
Industrial	25%	26%	33%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$84,411	$74,005	$56,480
GAAP gross margin	48.6%	49.1%	51.5%

Stock-based compensation included in cost of revenues	631	713	396
Amortization of acquisition-related intangible assets	754	799	799

Non-GAAP gross profit	$85,796	$75,517	$57,675
Non-GAAP gross margin	49.4%	50.1%	52.6%

	Three Months Ended
RECONCILIATION OF OPERATING EXPENSES	March 31, 2021	December 31, 2020	March 31, 2020
GAAP operating expenses	$44,225	$46,278	$41,386

Less: Stock-based compensation expense included in operating expenses
Research and development	2,391	2,942	2,109
Sales and marketing	1,614	1,740	1,392
General and administrative	3,844	3,468	2,813
Total	7,849	8,150	6,314

Amortization of acquisition-related intangible assets	216	216	257

Non-GAAP operating expenses	$36,160	$37,912	$34,815

	Three Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS	March 31, 2021	December 31, 2020	March 31, 2020
GAAP income from operations	$40,186	$27,727	$15,094
GAAP operating margin	23.1%	18.4%	13.8%

Add: Total stock-based compensation	8,480	8,863	6,710
Amortization of acquisition-related intangible assets	970	1,015	1,056

Non-GAAP income from operations	$49,636	$37,605	$22,860
Non-GAAP operating margin	28.6%	25.0%	20.8%

	Three Months Ended
RECONCILIATION OF PROVISION FOR INCOME TAXES	March 31, 2021	December 31, 2020	March 31, 2020
GAAP provision for income taxes	$985	$1,079	$985
GAAP effective tax rate	2.4%	3.8%	5.8%

Tax effect of adjustments to GAAP results	(2,578)	(725)	(751)

Non-GAAP provision for income taxes	$3,563	$1,804	$1,736
Non-GAAP effective tax rate	7.1%	4.7%	7.0%

	Three Months Ended
RECONCILIATION OF NET INCOME PER SHARE (DILUTED)	March 31, 2021	December 31, 2020	March 31, 2020
GAAP net income	$39,798	$27,278	$15,886

Adjustments to GAAP net income
Stock-based compensation	8,480	8,863	6,710
Amortization of acquisition-related intangible assets	970	1,015	1,056
Tax effect of items excluded from non-GAAP results	(2,578)	(725)	(751)

Non-GAAP net income	$46,670	$36,431	$22,901

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	61,451	61,176	60,268

Non-GAAP net income per share (diluted)	$0.76	$0.60	$0.38

GAAP net income per share (diluted)	$0.65	$0.45	$0.26

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$343,272	$258,874
Short-term marketable securities	148,067	190,318
Accounts receivable, net	42,257	35,910
Inventories	90,509	102,878
Prepaid expenses and other current assets	18,207	13,252
Total current assets	642,312	601,232

PROPERTY AND EQUIPMENT, net	168,712	166,188
INTANGIBLE ASSETS, net	11,474	12,506
GOODWILL	91,849	91,849
DEFERRED TAX ASSETS	1,892	3,339
OTHER ASSETS	28,480	28,225
Total assets	$944,719	$903,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,172	$34,712
Accrued payroll and related expenses	13,339	14,806
Taxes payable	856	902
Other accrued liabilities	10,160	12,106
Total current liabilities	62,527	62,526

LONG-TERM LIABILITIES:
Income taxes payable	14,033	15,588
Other liabilities	14,336	14,814
Total liabilities	90,896	92,928

STOCKHOLDERS' EQUITY:
Common stock	29	28
Additional paid-in capital	203,051	190,920
Accumulated other comprehensive loss	(2,836)	(2,163)
Retained earnings	653,579	621,626
Total stockholders' equity	853,823	810,411
Total liabilities and stockholders' equity	$944,719	$903,339

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$39,798	$27,278	$15,886
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	7,453	6,672	5,488
Amortization of intangible assets	1,032	1,076	1,117
Loss on disposal of property and equipment	17	214	30
Stock-based compensation expense	8,480	8,863	6,710
Amortization of premium on marketable securities	176	180	154
Deferred income taxes	1,445	(692)	1,095
Decrease in accounts receivable allowance for credit losses	(2)	(491)	(154)
Change in operating assets and liabilities:
Accounts receivable	(6,345)	(5,972)	3,831
Inventories	12,369	1,927	(6,253)
Prepaid expenses and other assets	(3,253)	3,020	(3,992)
Accounts payable	3,281	(668)	8,828
Taxes payable and other accrued liabilities	(6,329)	4,959	(6,349)
Net cash provided by operating activities	58,122	46,366	26,391

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11,051)	(34,860)	(11,603)
Proceeds from sale of property and equipment	25	320	-
Purchases of marketable securities	(21,971)	(43,637)	(16,838)
Proceeds from sales and maturities of marketable securities	63,466	64,390	15,947
Net cash provided by (used in) investing activities	30,469	(13,787)	(12,494)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	3,652	865	5,529
Repurchase of common stock	-	-	(2,013)
Payments of dividends to stockholders	(7,845)	(6,584)	(5,644)
Net cash used in financing activities	(4,193)	(5,719)	(2,128)

NET INCREASE IN CASH AND CASH EQUIVALENTS	84,398	26,860	11,769

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	258,874	232,014	178,690

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$343,272	$258,874	$190,459

Contacts

Joe Shiffler
Power Integrations, Inc.
(408) 414-8528
joe@power.com